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                                                                    EXHIBIT 99.1

                                READY STATE BANK

                      SPECIAL MEETING, DECEMBER ____, 1998

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned hereby appoints _________________ and ______________________, or either of them in case the other is unable or unwilling to act, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all of the shares of voting stock of Ready State Bank held of record by the undersigned on ___________, 1998, at the Special Meeting of Shareholders to be held on
___________, 1998 or any adjournments thereof. The affirmative vote of two-thirds of the shares represented at the meeting may authorize the adjournment of the meeting; provided, however, that no proxy which is voted against the Agreement will be voted in favor of adjournment to solicit further proxies for such proposal.

   1. Adoption of the Amended and Restated Agreement and Plan of Reorganization, dated as of August 27, 1998, and amended and restated as of October 23, 1998 (the "Agreement") by and among Union Planters Corporation, Union Planters Holding Corporation, Union Planters Bank, National Association and Ready State Bank and the related Plan of Merger.

           [ ]  FOR                   [ ]  AGAINST                  [ ]  ABSTAIN

   2. Approval of the termination of the Stockholders' Agreement, dated as of November 9, 1983, by and among Ready State Bank and its Stockholders, as amended by the Amendment to Stockholders' Agreement, dated as of April 15, 1992, by and among Ready State Bank and its Stockholders

           [ ]  FOR                   [ ]  AGAINST                  [ ]  ABSTAIN

   3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER, BUT IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ADOPTION OF THE MERGER AGREEMENT.

      The undersigned acknowledges receipt from Ready State Bank prior to the execution of this Proxy of Notice of the Special Meeting and the related Proxy Statement/Prospectus.

       DATED:                      ______________, 1998
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                                   ---------------------------------------------
                                                    Signature

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                                             Signature, if held jointly


                                   Please sign exactly as name appears on
                                   this Proxy Card. When shares are held by joint tenants, both should sign. When signing as attorney-in-fact, executor, administrator, personal representative, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person

PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY USING THE
                               ENCLOSED ENVELOPE.